Exhibit 23.1

Consent of Independent Auditors

The Board of Directors
Resolute Energy Corporation:

We consent to the use of our report dated October 4, 2016, with respect to the Statement of Revenue and Direct Operating Expenses of the Firewheel Properties for the year ended December 31, 2015, which report appears in the Form 8-K dated October 4, 2016 of Resolute Energy Corporation, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

Denver, Colorado

November 7, 2016